                                                                    EXHIBIT 21.1

                              SILICON GAMING, INC.
                              LIST OF SUBSIDIARIES

                 SUBSIDIARY                                     JURISDICTION
                 ----------                                     ------------
       Silicon Gaming--Colorado, Inc.                             Colorado
      Silicon Gaming--Mississippi, Inc.                         Mississippi
       Silicon Gaming--Missouri, Inc.                             Missouri
           Silicon Gaming--Nevada                                  Nevada
      Silicon Gaming--New Jersey, Inc.                           New Jersey